Exhibit 99.1

AgEagle Aerial Systems eBee VISION Drones Impress at Global Government and Military Events

Company President Bill Irby Promoted to CEO Effective April 15, 2024

WICHITA, Kan., April 18, 2024 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of best-in-class unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, today announces the Company’s recent eBee VISION UAS showcase events conducted in collaboration with various trusted partners across the globe.

The Company showcased the eBee VISION UAS for the following government and military entities.

-	Florida Public Safety and Power Department: In collaboration with partner Drone Works, AgEagle demonstrated the product to senior public safety officials as well as the power department to provide monitoring of remote power line areas.

-	North Carolina National Guard: In collaboration with Company partner Tough Stump Technologies, the NC National Guard Special Forces Command previewed the eBee VISION’s ability to enhance the military end user’s operational capacity.

-	European and Brazilian Military Forces: Various events and meetings held in Europe and Brazil composed of representatives from military forces in Switzerland, Estonia, Latvia, Lithuania, Slovenia, Slovakia, Poland, Malta, Germania, Turkey and Brazil.

-	Guatemala: In collaboration with its partner in Guatemala, Global Agroservice, AgEagle conducted various demos and meetings with the Guatemala City Hall, intelligence and public security agencies, and other government representatives. The demos included day and night mapping (RGB and thermal capabilities), urban applications in the city of Guatemala, monitoring of traffic, and surveillance of high-risk zones with difficult access for the police. All missions delivered real-time video transmission from the drone to the City Hall and other authorities.

Bill Irby, recently promoted CEO of AgEagle, commented, “We are grateful for such high caliber opportunities to exhibit our trailblazing eBee VISION product, where we’re demonstrating the execution of our defense and security strategy. Events of this nature help AgEagle further solidify its competitive differentiation and value proposition while shaping new relationships with potential customers and strategic counterparts. As we continue to grow our sales pipeline, we remain committed to building revenue growth and long-term shareholder value.”

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com